     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 2002
                                                     REGISTRATION NO. 333-______
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                                GANNETT CO., INC.
             (Exact Name of Registrant as Specified in Its Charter)

                        DELAWARE                                                                16-0442930
                (State of Incorporation)                                           (I.R.S. Employer Identification No.)

                             7950 JONES BRANCH DRIVE
                                MCLEAN, VA 22107
                                 (703) 854-6000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             THOMAS L. CHAPPLE, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                GANNETT CO., INC.
                             7950 JONES BRANCH DRIVE
                                MCLEAN, VA 22107
                                 (703) 854-6000
  (Name, Address, Including Zip Code, and Telephone Number Including Area Code,
                             of Agent for Service)
                                 ---------------
                          Copies of communications to:

             RICHARD F. LANGAN, JR., ESQ.
                JOHN C. PARTIGAN, ESQ.                                                    GARY I. HOROWITZ, ESQ.
                  NIXON PEABODY LLP                                                     SIMPSON THACHER & BARTLETT
                401 NINTH STREET, N.W.                                                     425 LEXINGTON AVENUE
                WASHINGTON, D.C. 20004                                                   NEW YORK, NEW YORK 10017
                 TEL.: (202) 585-8000                                                       TEL: (212) 455-2000
                 FAX: (202) 585-8080                                                        FAX: (212) 455-2502

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being offered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [X] File Nos. 33-63673 and 33-58686

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following fox and list the Securities Act Registration Statement Number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

                                          AMOUNT             PROPOSED               PROPOSED            AMOUNT OF
      TITLE OF EACH CLASS OF              TO BE          MAXIMUM OFFERING      MAXIMUM AGGREGATE      REGISTRATION
   SECURITIES TO BE REGISTERED          REGISTERED      PRICE PER UNIT (1)     OFFERING PRICE (1)          FEE
----------------------------------- ------------------- -------------------- ----------------------- ----------------
Debt Securities and
     Warrants to Purchase
     Debt Securities............       $300,000,000 (2)            100%         $300,000,000 (2)           $27,600.00

=====================================================================================================================

(1)     Estimated solely for the purpose of determining the registration fee.

(2) In U.S. dollars or equivalent thereof in foreign currency or foreign currency units.


                             ----------------------

                                EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement hereby incorporates by reference the contents of the Gannett Co., Inc. Registration Statements on Form S-3 (File Nos. 33-63673 and 33-58686), as amended, including the documents incorporated or deemed to be incorporated by reference therein. The form of prospectus contained in the earlier effective registration statement will reflect the aggregate amount of securities registered in this registration statement and the earlier effective registration statements. The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                           --------------------------


                                  CERTIFICATION

        Gannett Co., Inc. hereby certifies to the Commission that it has instructed its bank to pay to the Commission the filing fee of $27,600.00 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on March 12, 2002); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank by no later than March 12, 2002.

ITEM 16.         EXHIBITS


Exhibit 5-1      - Opinion of Thomas L. Chapple, Esq. as to the legality of the securities to be issued

Exhibit 23-1     - Consent of PricewaterhouseCoopers LLP

Exhibit 23-2     - Consent of Thomas L. Chapple, Esq. (included as part of Exhibit 5-1)

Exhibit 24-1     - Power of Attorney (included on the signature page hereto)

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 19th day of February, 2002.

                                     GANNETT CO., INC.


                                     By:    /s/ Thomas L. Chapple
                                            ---------------------------------
                                            Thomas L. Chapple
                                            Senior Vice President,
                                            General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on February 19, 2002 in the capacities indicated below.


                                                             Title
Signature


/s/ Douglas H. McCorkindale                                  Chairman, President,
------------------------------                               Chief Executive Officer,
Douglas H. McCorkindale                                      Director




/s/ Larry F. Miller
--------------------------------------                       Executive Vice President/Operations
Larry F. Miller                                              and Chief Financial Officer



        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Douglas H. McCorkindale and Thomas L. Chapple, and each of them, with full power to act without the other, as said undersigned's true and lawful attorney-in-fact and agent, with full and several power of substitution, for said undersigned and in said undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and the registration statements on Form S-3 (File Nos. 33-63673 and 33-58686), as amended, pursuant to the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as said undersigned might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on February 19, 2002 in the capacities indicated below.

Signature                                                                           Title
---------                                                                           -----

/s/ H. Jesse Arnelle                                                                Director
-------------------------------------
H. Jesse Arnelle



/s/ Meredith A. Brokaw                                                              Director
-------------------------------------
Meredith A. Brokaw



/s/ James A. Johnson                                                                Director
-------------------------------------
James A. Johnson



/s/ Stephen P. Munn                                                                 Director
-------------------------------------
Stephen P. Munn



/s/ Samuel J. Palmisano                                                             Director
-------------------------------------
Samuel J. Palmisano



/s/ Donna E. Shalala                                                                Director
-------------------------------------
Donna E. Shalala



/s/ Karen Hastie Williams                                                           Director
-------------------------------------
Karen Hastie Williams

                                INDEX OF EXHIBITS

         Exhibit Number             Description of Exhibit
         --------------             ----------------------
         5-1                        Opinion of Thomas L. Chapple, Esq. as to the legality of the securities to be issued.

         23-1                       Consent of PricewaterhouseCoopers LLP

         23-2                       Consent of Thomas L. Chapple, Esq. (included as part of Exhibit 5-1)

         24-1                       Power of Attorney (included the signature page hereto)